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                            ARTICLES OF INCORPORATION
                                       OF
                              PINNACLE FUND I, INC.

     The undersigned person who is eighteen years of age or older, acting as incorporator under the provisions of Utah's Revised Business Corporation Act (hereinafter referred to as the ("Act") adopts the following Articles of
Incorporation:

                                    ARTICLE I

     The  name  of  this  corporation  is Pinnacle Fund I, Inc. ("corporation").

                                   ARTICLE II

     The corporation is organized for the purpose of purchasing and collecting contract receivables and all activities related thereto and engaging in any other lawful act or activity for which corporations may be organized under the Act.

                                   ARTILCE III

     The aggregate number of shares which this corporation shall have authority to issue is one hundred thousand common shares.

                                   ARTICLE IV

     The address of the initial registered office of the corporation is 1702 E. 5600 S., Ogden UT 84003. The name of the initial registered agent of the corporation at that address is John Scott Clark.

                                    ARTICLE V

     To the fullest extent permitted by the Act or any other applicable law as now in effect or as it may hereafter be amended, a director of this corporation shall not be personally liable to the corporation or its shareholders for monetary damages for any action taken or any failure to take any action, as a director.

     Neither any amendment nor repeal of this Article V, nor the adoption of any provision in these Articles of Incorporation inconsistent with this Article V, shall eliminate or reduce the effect of this Article V in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article V, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

                                   ARTICLE VI

     To the fullest extent permitted by the Act or any other applicable law as now in effect or as it may hereafter be amended, if any officer or director of this corporation is


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made a party to a proceeding because he is or was an officer or director of this corporation, the corporation shall indemnify the officer or director against liability incurred in the proceeding and advance expenses to the officer or director with respect to the proceeding, if:

     1.   his  conduct  was  in  good  faith;
     2. he reasonably believes that his conduct was in, or not opposed to the corporation's best interest; and
     3. in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

     Neither any amendment nor repeal of this Article VI, nor the adoption of any provision in these Articles of Incorporation with this Article VI, shall eliminate or reduce the effect of this Article VI in respect of any right to advancement of expenses or indemnification arising out of an event occurring prior to such amendment, repeal or adoption of an inconsistent provision.

                                   ARTICLE VII

     The  name and address of the incorporator of the corporation is as follows:

                                John Scott Clark
                                 1702 E. 5600 S.
                                 Ogden, UT 84003

     IN WITNESS WHEREOF, the undersigned, being the incorporator of the corporation, executes these Articles of Incorporation and certifies to the truth of the facts stated herein this 10th day of February, 2003.

                                         INCORPORATOR:

                                         /s/ John Scott Clark
                                         ____________________________________
                                         John Scott Clark

     The appointment of the undersigned as the initial registered agent of the corporation is hereby accepted.

                                         /s/ John Scott Clark
                                         ____________________________________
                                         John Scott Clark



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